Exhibit 3.43

CERTIFICATE OF FORMATION

OF

ADESA NEW JERSEY, LLC

1.	The name of the limited liability company is ADESA New Jersey, LLC.

2.	The address of its registered office in the State of New Jersey is 820 Bear Tavern Road, West Trenton, NJ, 08628. The name of its registered agent at such address is The Corporation Trust Company.

3.	The limited liability company has one or more members and is to have perpetual existence.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ADESA New Jersey, LLC this 15th day of December, 2005.

/s/ Michelle Mallon
Michelle Mallon

NEW JERSEY DIVISION OF REVENUE

CERTIFICATE OF MERGER

(Limited Liability Co.’s, Limited Partnerships & Partnerships)

Pursuant to the provisions of NJSA 42:2B-20, the undersigned business entity certifies the following Certificate of Merger for the purpose of effecting a merger in accordance with the provisions of the New Jersey Limited Liability Company Act (the “Act”).

1.	Type of Filing: Merger

2.	Name of Surviving Business Entity: ADESA New Jersey, LLC

3.	Address of the Surviving Business Entity: 13085 Hamilton Crossing Blvd., Suite 500, Carmel, IN 46032

4.	Name(s)/Jurisdiction(s) of All Participating Business Entities:

Name and Address	Jurisdiction	Identification # Assigned by Treasurer (if applicable)

ADESA New Jersey, LLC	New Jersey	Filing No. 600255539
13085 Hamilton Crossing Blvd.
Suite 500
Carmel, IN 46032

ADESA New Jersey, Inc.	New Jersey	Filing No. 0100594565
13085 Hamilton Crossing Blvd.
Suite 500
Carmel, IN 46032

5.	Effective Date. The merger will become effective on January 1, 2006 at 12:01 a.m. in accordance with the Act.

The undersigned represent(s) that the agreement of merger is on file at the place of business of the surviving business entity and that an agreement of merger has been approved and executed by each business entity involved. Additionally, a copy of the merger agreement has been or shall be furnished by the surviving entity to any member or any person having an interest.

The undersigned also represent(s) that they are authorized to sign on behalf of the surviving business entity.

Signature	Name	Title	Date
/s/Curtis L. Phillips	Curtis L. Phillips	Assistant Treasurer	12/29/05